Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-8 No. 333-120427) pertaining to the 1995 Stock Option Plan of Goodrich Petroleum Corporation,
2.	Registration Statement (Form S-8 No. 333-138156) pertaining to the 2006 Long-Term Incentive Plan of Goodrich Petroleum Corporation,
3.	Registration Statement (Form S-3 No. 333-203911) ) pertaining to Goodrich Petroleum Corporation Shelf Registration, and
4.	Registration Statement (Form S-3 No. 333-204399) pertaining to Goodrich Petroleum Corporation Common Stock Warrants.

of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties – Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 and to the inclusion of our report dated January 25, 2016 in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 30, 2016